SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2004

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

State of Texas	001-08182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9310 Broadway, Building 1 San Antonio, Texas		78217
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (210) 828-7689

Item 7. Financial Statements and Exhibits.

No.	Document

99.1	Press release issued by Pioneer Drilling Company dated February 5, 2004.

Item 12.  Results of Operations and Financial Condition

On February 5, 2004, we issued a press release with respect to our results of operations for the third quarter and first nine months of our fiscal year ending March 31, 2004.  A copy of that press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.

The press release furnished as Exhibit 99.1 to this report includes references to our EBITDA, which is a non-GAAP financial measure.  EBITDA represents earnings before net interest, income taxes and depreciation and amortization.  Our management believes EBITDA is a useful measure for evaluating our financial condition and results of operations because of its focus on our results from operations before net interest, income taxes, depreciation and amortization.  We use EBITDA to monitor and compare the operating performance of our business from period to period.   EBITDA is not a measure of financial performance under generally accepted accounting principles.  However, EBITDA is a common alternative measure of operating performance used by investors, financial analysts and rating agencies to value and compare the financial performance of companies in our industry.  A reconciliation of EBITDA to net loss is also included in the press release furnished as Exhibit 99.1.  EBITDA as presented in our press release may not be comparable to other similarly titled measures reported by other companies.

The information furnished pursuant to this Item 12, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2004	PIONEER DRILLING COMPANY

	By:	/s/ Wm. Stacy Locke
Wm. Stacy Locke, President